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                                                                  Exhibit 10.28


                             STOCK ACQUISITION AGREEMENT

     THIS STOCK ACQUISITION AGREEMENT ("Agreement") is made and entered effective November 25, 1997 ("Effective Date") by and among Gus Franklin and Susan K. Franklin, husband and wife (collectively, "Sellers"), AMCOR Capital Corporation, a Delaware corporation ("Purchaser" and/or "AMCOR"), and TransPacific Environmental, Inc., a California corporation ("TransPacific").

     A. The Sellers constitute all of the stockholders and all of the directors of TransPacific.

     B. The Sellers own of record and beneficially and in the aggregate Fifty Thousand (50,000) shares of the common stock, no par value of TransPacific ("Sellers Shares"). The Sellers Shares constitute all of the issued and outstanding stock of TransPacific.

     C. The Sellers desire to sell, assign, transfer, convey, deliver and set over to the Purchaser, and the Purchaser desires to purchase, all, but not less than all, of the Sellers Shares on the terms and subject to the conditions specified in this Agreement.

     D. The Purchaser and TransPacific are engaged in the business of receiving, processing, transporting and recycling clean green waste products.

NOW, THEREFORE, in consideration of the Recitals specified above that shall be deemed to be a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties specified in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intent to be obligated legally and equitably, the parties do hereby covenant, promise, agree, represent and warrant as follows:

1. PURCHASE AND SALE OF THE SELLERS SHARES.

      1.1. PURCHASE AND SALE. On the terms and subject to the conditions specified by the provisions of this Agreement, at the Closing (defined later in this Agreement) the Sellers, and each of them, shall sell, assign, transfer, convey, deliver and set over to the Purchaser and the Purchaser shall purchase from the Sellers, free and clear of all liens, claims, encumbrances, pledges, options, security interests and any other adverse interests, all of the Sellers Shares.

      1.2. PURCHASE PRICE. Transfer of Sellers Shares; Allocation to Covenants Against Competition.

           1.2.1. The full, entire and aggregate purchase price that shall be paid at the Closing on the Closing Date by the Purchaser to the Sellers for the Sellers Shares shall be Two Million Thirty Thousand Five Hundred Forty-five dollars ($2,030,545) (the "Purchase Price"). The Purchase Price shall be payable to Sellers, by Purchasers issuance to Sellers on the Closing Date (as hereinafter defined) of Four Hundred Six Thousand One Hundred Nine (406,109) shares of AMCOR's $0.002 par value common stock (the "Shares").

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          1.2.2.    The Sellers, and each of them, shall deliver to the
Purchaser at the Closing on the Closing Date, concurrently with the delivery of the Purchase Price stock certificate numbered one (1) of the Sellers, representing the Sellers Shares owned of record and beneficially by the Sellers duly endorsed in blank, or accompanied by assignments separate from certificate duly endorsed in blank.

          1.2.3 CERTAIN EMPLOYMENT ARRANGEMENTS. AMCOR and Mr. Gus Franklin, Mrs. Susan Franklin, and Eric Franklin shall enter into and deliver the Employment Agreements dated as of the Closing Date (the "Franklin Employment Agreements"). The Franklin Employment Agreements shall be in the form of
Schedule 1.24 (A-1), (A-2) and (A-3) and shall be under the terms and conditions as set forth in the Agreements.

2.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES
ACT.

     2.1 RESTRICTIONS ON TRANSFERABILITY. The Shares of Common Stock of AMCOR held by Sellers shall not be transferable, except upon the conditions specified in this Article 2 which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") or to account for the acquisition as a pooling-of-interests transaction or to assist in an orderly distribution, as the case may be. Purchasers agree to take and hold the Shares subject to the provisions and upon the conditions specified in this Article 2.

     2.2 CERTAIN DEFINITIONS. As used in this Article 2, the following terms shall have the following respective meanings:

          2.2.1 "Restricted Securities" shall mean the Shares of AMCOR bearing the legend set forth in Section 2.3 hereof.

          2.2.2 "Registrable Securities" shall mean (i) the Shares of AMCOR common stock issued to Sellers pursuant to this Agreement; and (ii) any shares of the Company's common stock issued in respect of the Registrable Securities pursuant to any stock split, stock dividend, recapitalization or similar event.

          2.2.3 The terms "Register," "Registered" and "Registration" shall refer to registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          2.2.4 "Registration Expenses" shall mean all expenses incurred by AMCOR in connection with registration and filing fees, printing expenses, fees and disbursements of counsel for AMCOR, blue sky fees and expenses, reasonable fees and disbursements of counsel for the Sellers and expenses incident to or required by any such registration.

          2.2.5 "Selling Expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the sale of Registrable Securities.

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     2.3  RESTRICTED SHARES.

          2.3.1 RESTRICTIVE LEGEND. Each of Sellers acknowledges and agrees that it has acquired the Shares in a transaction not involving a public offering and that such Shares are subject to restrictions as to resale under federal and state securities laws. The Sellers agree and understand that until satisfaction of the conditions set forth in this Section 2.3, stock transfer instructions will be given to the transfer agent for the Shares and each certificate for shares, and each certificate delivered on transfer of, or in substitution for, any such certificate, shall bear a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS IMPOSED BY THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS."

          2.3.2 DISPOSITION OF SHARES. Each of Sellers agree that it will not sell, pledge, assign, transfer or otherwise dispose (collectively, "Transfer") of any of the Shares unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and pursuant to an exemption from any applicable state securities laws or any effective registration or other qualification under any applicable state securities laws, or under any applicable exemption under state Securities Laws.

     2.4 NOTICE OF PROPOSED TRANSFERS. Sellers hereby agree by acceptance of the Shares to comply in all respects with the provisions of this Section 2.5. Prior to any proposed Transfer of any Restricted Securities, Sellers shall give written notice to AMCOR of Sellers intention to effect such Transfer (except in all transactions in compliance with Rule 144), whereupon Sellers shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by Sellers to AMCOR.

     2.5  REGISTRATION.

          2.5.1 REGISTRATION OF INITIAL 100,000 SHARES. As soon as practicable after the Closing Date, but in no event later than ninety (90) days AMCOR shall file a Registration Statement on Form S-3 to permit the resale of a maximum of 100,000 Shares of the Registrable Securities held by Sellers. AMCOR shall give twenty (20) days notice to Sellers of such registration. In its capacity as holder of Registrable Securities that are to be included in the Registration Statement, Sellers are sometimes referred to herein as "Selling Shareholders."

          2.5.2 EFFECTIVE DATE OF REGISTRATION STATEMENT. AMCOR agrees to use commercially reasonable efforts to have the Registration Statement described in Section 2.5.1 declared effective as soon as practicable after the date of filing thereof, but in any event within sixty (60) days and to keep such Registration Statement effective for a period of nine months. Nothing in this
Section 2.5.2 shall require AMCOR to file a Registration Statement for an underwritten offering or to participate therein.


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          2.5.3     SELLING SHAREHOLDER INFORMATION. In connection with the
Registration Statement filed pursuant to this Section 2.5, AMCOR may require the Selling Shareholders to furnish to AMCOR such information regarding the distribution of such securities as AMCOR may from time to time reasonably request in writing as being necessary and appropriate for completion of the Registration Statement and each Selling Shareholder agrees to cooperate with AMCOR in all reasonable respects in connection with the preparation and filing of any Registration Statement hereunder in which such Registrable Securities are included or expected to be included.

          2.5.4 NOTIFICATION BY COMMISSION. The Selling Shareholders agree that, at any time when any Registration Statement is effective, upon receipt of any written notice from AMCOR of any of the following events: (i) any request by Commission for amendments or supplements to the Registration Statement or for additional information; (ii) the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by AMCOR of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the existence of any fact (including without limitation any fact or disclosure of which at such time the Board of Directors of AMCOR shall have determined in good faith would be detrimental to AMCOR's business interests) that results in the Registration Statement or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Selling Shareholders will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until the Selling Shareholders are in receipt of copies of a supplemented or amended prospectus that does not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or until they are advised in writing by AMCOR that the use of the Prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated by reference and, if so directed by AMCOR, such Selling Shareholders will deliver to AMCOR, at AMCOR's expense, all copies, other than permanent file copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          2.5.5 COSTS AND EXPENSES. AMCOR shall pay the costs and expenses of preparation and filing of any Registration Statement filed in accordance with this Section 2.5, including the cost of printing and distributing the Registration Statement, the fees and disbursements of counsel to AMCOR, the costs and expenses of its accountants, any registration or other fees payable to the Commission, and underwriting fees and any transfer taxes.

          2.5.6 INDEMNITY. AMCOR shall indemnify and hold harmless the Selling Shareholders against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with and any amount paid in settlement of any action, suit, proceeding or asserted claim) insofar as such losses, claims, damages and liabilities arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such securities were registered under the Securities Act and any amendments thereto or any prospectus or preliminary prospectus forming a


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part thereof or any supplement thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such untrue statement or alleged untrue statement or omission or alleged omission that is made in reliance upon and in conformity with information furnished by the Selling Shareholders in writing specifically for inclusion in such Registration Statement, Prospectus, Preliminary Prospectus, amendment or supplement; provided, however, that AMCOR shall not be liable in any such case to, or in respect of the Selling Shareholders to the extent that any such loss, claim, damage, liability or expenses arises out of or is based upon an untrue statement or alleged untrue statement made in any preliminary prospectus if (i) such Selling Shareholders fail to send or deliver a copy of the Prospectus with, or prior to the delivery of written confirmation of the sale of Registrable Securities, and (ii) the Prospectus would have completely corrected such untrue statement or omission.

          2.5.7 CLAIM UNDER INDEMNITY. If the Selling Shareholders shall assert the right to be indemnified under this Section 2.5.7 Sellers will promptly, after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the indemnifying party, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, the omission so to notify such indemnifying party for any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise then under this Section 2.5.7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement.

          2.5.8 REPORTING REQUIREMENTS. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Shares to the public without registration or a registration on SEC Form S-3, AMCOR agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, at all time from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by AMCOR for an offering of its securities to the general public; (ii) file with the Commission in a timely manner all reports and other documents required of AMCOR under the Securities Act and the Exchange Act; and (iii) so long as the Sellers own Registrable Securities to furnish the Sellers forthwith upon request (1) a written statement by AMCOR as to whether it complies with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it qualifies as a registrant who securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of AMCOR and such other reports and documents so filed by AMCOR, and (3) such other information reasonably requested in availing the Sellers of any rule or regulation of the Commission that would permit the selling of the Registrable Securities without registration.

3. THE CLOSING.

     3.1 CLOSING DATE. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Snell & Wilmer, LLP, 1920 Main Street, 12th Floor, Irvine, California 92614, on November __, 1997, or such other time or place as mutually agreed by the parties hereto, hereinafter referred to as the "Closing."


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     3.2  CLOSING OBLIGATIONS.

          3.2.1 SELLERS OBLIGATIONS. The Sellers will deliver to the Purchasers (i) the certificates representing the Sellers Shares (the "Sellers Certificate") within five (5) business days following the Closing; (ii) Employment Agreements executed by Gus Franklin, Susan Franklin and Eric Franklin in the form of Schedule 1.24 (A-1)-(A-3); and (iii) such other documents as Purchasers may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

          3.2.2 PURCHASERS OBLIGATIONS. As of the Closing Date, Purchasers will deliver to Sellers (i) certificates representing the Shares (the "Purchasers Certificate"), within five (5) business days following the Closing; and (ii) such other documents as Sellers may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES.

     4.1. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each of TransPacific, Gus Franklin and Susan Franklin hereby jointly and severally represents and warrants to the Purchaser and Purchaser, in agreeing to consummate the transactions contemplated by this Agreement, has relied upon such representations and warranties with respect to the operations, business and assets of TransPacific, as follows:

          4.1.1. OWNERSHIP OF SELLERS SHARES. The Sellers are the exclusive record and beneficial owners of the Sellers Shares. The Sellers possess good and merchantable title to the Sellers Shares, and own the Sellers Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or manner whatsoever. The Sellers have the absolute and unconditional right to sell, assign, transfer, convey, deliver and set over the Sellers Shares to the Purchaser in accordance with the provisions of this Agreement.

          4.1.2. DUE ORGANIZATION; GOOD STANDING; AUTHORITY OF TRANSPACIFIC. TransPacific is a corporation duly organized, validly existing as a stock corporation, and in good standing under the laws of the State of California. TransPacific has full and complete right power, and authority to own its properties and assets, and to carry on its business as a California corporation. TransPacific is duly licensed, classified and authorized to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it makes such licensing, qualification and authorization legally necessary. A complete and correct copy of each of TransPacific's Articles of Incorporation, as amended to the date of this Agreement certified by the State of California Secretary of State ("Charter") and By-laws, as amended to the date of this Agreement, ("Bylaws"), are attached to this Agreement as Exhibits 4.1.2-A and 4.1.2-B, respectively. The Charter and the Bylaws are in full force and effect, and TransPacific is not in breach or violation of any of the provisions thereof. The minute books of TransPacific containing the minutes of the meetings of the shareholders of TransPacific and the Board of Directors of TransPacific, which were heretofore made available to the Purchaser for examination, are complete and correct and accurately specify all proceedings of the shareholders of TransPacific and the Board of Directors of TransPacific.


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          4.1.3.    VALIDITY OF AGREEMENT. TransPacific and the Sellers, and
each of them, have the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of TransPacific and the Sellers, and each of them, and is fully enforceable against TransPacific and the Sellers, and each of them, in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

          4.1.4. CAPITALIZATION; TRANSPACIFIC STOCK; RELATED MATTERS. The authorized capital stock of TransPacific consists of five hundred thousand (500,000) shares of common stock, without par value; the Sellers Shares, are issued and outstanding and owned of record and beneficially by the Sellers. The Sellers Shares have been duly, legally and validly issued, and are fully-paid and non-assessable. Delivery of the Sellers Shares by the Sellers to the Purchaser at the Closing on the Closing Date pursuant to the provisions of this Agreement will transfer to the Purchaser full, complete and entire legal and equitable title to one hundred percent (100%) of the issued and outstanding capital stock of TransPacific.

          4.1.5. OPTIONS, WARRANTS AND OTHER RIGHTS AND AGREEMENTS AFFECTING TRANSPACIFIC'S CAPITAL STOCK. TransPacific has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities, as defined by the provisions of the Securities Act or any commitments, agreements, arrangements or understandings of any manner or nature obligating TransPacific, in any such case, to issue shares of TransPacific's capital stock or other securities or securities convertible into or evidencing the right to purchase shares of TransPacific capital stock or other securities. Neither the Sellers nor TransPacific is a party to any agreement, understanding, arrangement or commitment, or obligated by any Charter or Bylaw provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of TransPacific's capital stock or other Securities.

          4.1.6. NO SUBSIDIARIES. TransPacific does not have any subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture, or other business entity.

          4.1.7. AGREEMENT NOT IN CONFLICT WITH OTHER INSTRUMENTS; REQUIRED APPROVALS OBTAINED. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by TransPacific and the Sellers and the consummation of the transactions contemplated by the provisions of this Agreement will not (a) violate or require any registration, qualification, consent, approval, or filing under (i) any law, statute, ordinance, rule or regulation ("Laws") of any federal, state or local government ("Governments,") or any agency, bureau, commission or instrumentality of any Governments ("Governmental Agencies") or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which TransPacific or any of its assets or properties is obligated; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of TransPacific's obligations under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of TransPacific's properties, assets, or businesses pursuant to, (i) the Charter; (ii) ByLaws; (iii) any indenture, mortgage, deed of trust, license, permit,


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approval, consent, franchise, lease, contract, or other instrument or agreement to which TransPacific is a party or by which TransPacific or any of TransPacific's assets or properties is obligated; or (iv) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which TransPacific or any of its assets or properties is obligated.

          4.1.8. CONDUCT OF BUSINESS IN COMPLIANCE WITH REGULATORY AND CONTRACTUAL REQUIREMENTS. TransPacific has conducted and is conducting TransPacific's business in compliance with all applicable Laws of all Governments and Governmental Agencies. Neither the real or personal properties owned, leased, operated or occupied by TransPacific, nor the use, operation or maintenance thereof, (i) violates any Laws of any Government or Governmental Agency, or (ii) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

          4.1.9. LICENSES; PERMITS; RELATED APPROVALS. TransPacific possesses all licenses, permits, consents, approvals, authorizations, qualifications, and orders ("Permits") of all Governments and Governmental Agencies lawfully required to enable TransPacific to conduct TransPacific's business in all jurisdictions. All of the Permits are in full force and effect, and no suspension, modification or cancellation of any of the Permits is pending or threatened. A list of the Permits is attached hereto as Schedule 4.1.9.

          4.1.10. LEGAL PROCEEDINGS. Except as disclosed in Schedule 4.1.10, there is no action, suit' proceeding, claim, arbitration, or investigation by any Government, Governmental Agency or other person (i) pending to which TransPacific is a party; (ii) threatened against or relating to TransPacific or any of TransPacific's assets or businesses; (iii) challenging TransPacific's right to execute, acknowledge, seal, deliver, perform under, or consummate the transactions contemplated by the provisions of, this Agreement; or (iv) asserting any right with respect to any of the Sellers Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

          4.1.11. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Sellers have delivered to Purchaser, and Purchasers hereby acknowledge the receipt of copies of TransPacific's balance sheets as of December 31, 1995 and 1996 together with TransPacific's Statement of Operations and Retained Earnings for the years ended as of same fiscal periods and TransPacific's audited Statement of Changes in Financial Position for the years ended as of the same fiscal periods (collectively, "Financial Statements"). Purchasers also acknowledge receipt of copies of TransPacific's unaudited balance sheets as of August 31, 1997, TransPacific's unaudited Statement of Operations and retained Earnings for the period ended as of August 31, 1997, TransPacific's unaudited Statement of Changes in Financial Position for the period ended as of August 31, 1997, (collectively, "Interim Statements"). The Financial Statements and the Interim Statements are in accordance with the books and records of TransPacific, are true, correct and complete and accurately present TransPacific's financial position as of the dates set forth therein and the results of TransPacific's operations and changes in TransPacific's financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis during each period and on a basis consistent with that of prior periods. Except (i) as disclosed in the Financial Statements and the Interim Statements. and (ii) as disclosed in this Agreement, TransPacific has no liabilities or obligations of any nature or kind, known or unknown, whether accrued, absolute, contingent, or otherwise. There is no basis for assertion against TransPacific of any claim,


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

liability or obligation not fully disclosed in the financial Statements and the Interim Statements. All prepaid items specified in the Financial Statements and Interim Statements have been properly accrued. Purchasers hereby acknowledge that Purchasers have reviewed and approved the Financial Statements and the Interim Statements.

          4.1.12. TAX MATTERS. TransPacific has previously disclosed to AMCOR certain tax liabilities of TransPacific in connection with TransPacific's failure to pay federal and state employee withholding taxes which at the time of disclosure to the Purchasers was in the approximate amount of Four Hundred Seventy-two Thousand Dollars (including penalties and interest) (the "Tax Liability"). As of the Closing Date, the actual Tax Liability may be in excess of that amount. AMCOR has agreed to assume and be responsible for the payment of the Tax Liability and such assumption by AMCOR has previously been reflected in an adjustment to the consideration paid to Sellers by decreasing the Purchase Price paid to Sellers hereunder by a reciprocal amount. Except for the Tax Liability, TransPacific has duly and timely filed with all appropriate Governmental Agencies, all tax returns, information returns, and reports required to be filed by TransPacific. Except for accruals for payroll taxes payable, income taxes payable, and deferred taxes as set forth in TransPacific's Balance Sheet as of August 31, 1997 (collectively, '"Accrued Taxes"), TransPacific has paid in full all taxes except the Tax Liability, interest, penalties, assessments and deficiencies owed by TransPacific to all taxing authorities. Complete and correct copies of (a) the income tax returns of TransPacific for TransPacific's two (2) fiscal years ending 1995 and 1996, as filed by TransPacific with the Internal Revenue Service ("IRS") and all state taxing authorities ("Returns"), (b) all audit reports received by TransPacific during the last two (2) years and issued by the IRS or any state taxing authorities, if any; and (c) all consents and agreements entered into by TransPacific during the last two (2) years with the IRS or any state taxing authorities, if any, ("Tax Agreements") have been delivered to Purchasers by Sellers and set forth in Schedule 4.1.12. All information reported on the Returns is true, accurate, and complete. All claims by the IRS or any state taxing authorities for taxes due and payable by TransPacific have been paid by TransPacific. All federal income tax returns required to be filed- by TransPacific have either been examined by the IRS, or the period during which any assessments may be made by the IRS has expired WITHOUT waiver or EXTENSION for all years THROUGH TransPacific's fiscal year ended December 31, 1996, and any deficiencies or assessments claimed or made have been paid, settled, or fully provided for in the Financial Statements. TransPacific is not a party to and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any Governmental Agency. Sellers have reviewed and approved TransPacific returns and all other tax matters on behalf of TransPacific.

          4.1.13. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE. TransPacific's accounts receivable specified on TransPacific's Balance Sheet as of August 31, 1997 ("Balance Sheet') and all accounts receivable occurring and accruing after the date of the Balance Sheet ("Accounts Receivable") are bona fide accounts receivable, the full amount of which is actually owing to TransPacific. The Accounts Receivable will be fully collectible by the Purchaser within 90 days of the Closing Date, without offset, recoupment, counterclaim, claim or diminution. TransPacific's accounts payable specified on the Balance Sheet and all accounts payable occurring and accruing after the date of the Balance Sheet arose from bona fide transactions in the ordinary course of TransPacific's business.


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

          4.1.14. NO REAL PROPERTY. Except as specified on Schedule 4.1.14, TransPacific does not own or have any interest in any real property.

          4.1.15. CONDITION OF PERSONAL PROPERTY. Attached hereto as Schedule 4.1.15, is a true, correct and complete list of all personal property, owned by TransPacific or used by TransPacific in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures, ("Personal Property"), indicating whether it is owned or the manner in which the Personal Property is otherwise utilized by TransPacific. TransPacific has sole and exclusive, good and merchantable title to all of the Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except as disclosed in Schedule
4.1.16.6. All of the Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of TransPacific's business.

          4.1.16. CONTRACTS, LICENSES AND OTHER AGREEMENTS. Attached hereto are the following:

                    4.1.16.1. Schedule 4.1.16.1, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all leases of TransPacific relating to real property.

                    4.1.16.2. Schedule 4.1.16.2, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all leases of TransPacific relating to personal property.

                    4.1.16.3. Schedule 4.1.16.3, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all licenses, franchises, assignments or other agreements of TransPacific relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance.

                    4.1.16.4. Schedule 4.1.16.4, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all Permits, other than those listed in Exhibit 13, relating to the operation of the business of TransPacific.

                    4.1.16.5. Schedule 4.1.16.5, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all employment, compensation and consulting agreements, contracts, understandings or arrangements of TransPacific with any officer, director, employee, broker, agent, consultant, salesman or other person, including the names, starting dates of employment, term of employment, functions and aggregate compensation (including salary, bonuses, commissions and other forms or compensation).

                    4.1.16.6. Schedule 4.1.16.6, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements of TransPacific for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of $10,000 in any one instance or in excess of $30,000 in the aggregate.

                    4.1.16.7. Schedule 4.1.16.7, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of agreements and arrangements which TransPacific has with any supplier, distributor, franchisor, dealer, sales agent, broker, or representative.

                    4.1.16.8. Schedule 4.1.16.8, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements of TransPacific for the borrowing or lending of money, on a secured or unsecured basis, or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of any other person.

                    4.1.16.9. Schedule 4.1.16.9, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements of TransPacific for the construction, modification or improvement of any building or structure having a cost in excess of $10,000, or the incurrence of any other capital expenditure involving payments in excess of $30,000.

                    4.1.16.10. Schedule 4.1.16.10, which is a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all contracts and agreements of TransPacific for its services other than those listed in prior Schedules.

     Each of the agreements, arrangements and understandings, if any, listed in Schedules 4.1.16.4 through 4.1.16.10, inclusive, ("Commitments") is in full force and effect, is valid and binding upon each of the parties thereto and is fully enforceable by TransPacific against the other party thereto in accordance with its terms. Neither Sellers, nor TransPacific has any notice of, or any reason to believe that there is or has been any actual, threatened or contemplated termination or modification of any of the Commitments. No party to any of the Commitments is in breach of or in default thereunder, nor has any event occurred which, with the lapse of time, notice or election, may become a breach or default by TransPacific or any other party to or under any of the Commitments. TransPacific has the right to quiet enjoyment of all real properties leased to it for the full term of the lease thereof. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by the provisions of this Agreement (i) will not result in the breach or termination of or constitute default under any Commitment, (ii) does not require the consent of any party to any of the Commitments, and (iii) will not give any such party the right to terminate any of the Commitments. All payments required to be made by Sellers, TransPacific or any other party to any of the Commitments pursuant to any of the Commitments have been paid in full through August 31, 1997. The Commitments are in compliance with all applicable Laws of all Governments and Governmental Agencies and there are no Laws of any Government or Governmental Agencies, actions, suits proceedings, arbitrations, orders, writs, or decrees in any such case existing or proposed, which adversely affect or might adversely affect TransPacific's rights under any of the Commitments.

          4.1.17 INSURANCE. Attached hereto as Schedule 4.1.17, is a list of all insurance policies of TransPacific, specifying with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule
4.1.17 is in full force and effect, is valid and enforceable, and TransPacific is not in breach of or in default under any such policy. Neither Sellers nor TransPacific has any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the insurance referred to in such Schedule. Included in Schedule 4.1.17 is a true, correct and complete list and summary of all claims which have been made under each insurance policy. TransPacific has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

          4.1.18 BENEFIT PLANS. As of the Closing Date, TransPacific does not maintain a Benefit Plan (as defined below) of any type on behalf of its management and/or employees. For purposes of the representations and warranties set forth below in this Paragraph 4.1.18, the term "Benefit Plans" is defined broadly to include (i) all plans, programs, or arrangements (whether or not insured) which provide to employees pension, profit sharing, ESOP, stock option, incentive bonus, surgical or other physician, hospitalization, major medical, dental, optical, prescription drug, health insurance, life insurance, accidental death and dismemberment, short-term disability, long-term disability, sick leave, vacation, severance, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, or group legal benefits, and
(ii) any other "employee benefit plan", as that term is defined in Section 3 of ERISA.

          4.1.19    EMPLOYEE RELATIONS AND EMPLOYMENT AGREEMENTS.

                    4.1.19.1 None of TransPacific's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board ("NLRB") with respect to TransPacific's employees. Sellers are not aware of any union organizational activity with respect to TransPacific and have no reason to believe that any such activity is being contemplated.

                    4.1.19.2 TransPacific is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other Laws of any Government or Governmental Agency relating to employment. Sellers have disclosed to the Purchaser the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to TransPacific within the last 10 years or which are presently pending or threatened with respect to TransPacific under any employment related Law of any Government or Governmental Agency (including common law). TransPacific has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters and each such judgment, decree, or agreement, if any, is disclosed on Schedule 4.1.19.

                    4.1.19.3 TransPacific has not entered into any employment agreements or consulting agreements and all employees and/or consultants, if any, can be terminated at will. TransPacific has no contractual obligation or special termination or severance arrangement in respect of any employee or consultant, if any.

                    4.1.19.4 TransPacific has paid all wages due through the Closing Date.

                    4.1.19.5 Attached hereto as Schedule 4.1.19 is a list of the names, current annual rates of salary, bonus, employee benefits, accrued vacation times, sick pay and other compensation of all the present employees of TransPacific whose current annual cash compensation from TransPacific (salary and bonus) is expected to equal or exceed $20,000. None of such employees has received or will receive an increase in salary or other compensation from TransPacific prior to the Closing Date, except as shown on Schedule 4.1.19.

          4.1.20    PATENTS; TRADEMARKS; RELATED CONTRACTS. Attached hereto as
Schedule 4.1.20, is a true, correct and complete list of all of TransPacific's patents, trademarks, tradenames, or trademark or tradename registrations, service marks, and copyrights or copyright registrations ("Proprietary Rights"), if any. All of TransPacific's Proprietary Rights, if any, are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. TransPacific has not licensed, leased or otherwise assigned, transferred or granted any right to use any of its Proprietary Rights to any other person, and no person is infringing upon TransPacific's Proprietary Rights. TransPacific has not infringed and is not infringing upon any patent, trademark, tradename, or trademark or tradename registration, service mark, copyright, or copyright registration of any other person.

          4.1.21 BOOKS AND RECORDS; FISCAL YEAR; METHOD OF ACCOUNTING. TransPacific has made available to the Purchaser all of its tax, accounting, corporate and financial books and records. The books and records pertaining to TransPacific's business made available to the Purchaser are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for TransPacific's financial condition and results of operations as set forth in the Financial Statements and the Interim Statements. Except as specifically reserved for or specified in the Financial Statements and the Interim Statements and except for the Tax Liability disclosed in Section 4.12, TransPacific is not obligated for, nor are any of TransPacific's assets subject to, any liabilities, whether absolute, accrued or contingent, other than liabilities occurring in the ordinary course of business, none of which liabilities is materially adverse. There is no basis for the assertion against TransPacific of any liability, obligation or claim that, directly or indirectly or in the aggregate, might result in or cause any material adverse change in the business, future prospects or financial condition of TransPacific which is not specified fairly and accurately in the Financial Statements.

          4.1.22. BANK ACCOUNTS AND SAFE DEPOSIT ARRANGEMENTS. Attached hereto as Schedule 4.1.22, is a true, correct and complete list of each checking account, savings account and other bank account and safe deposit box maintained by TransPacific, and the names of all persons authorized to withdraw funds or other property from, or otherwise deal with, such accounts and safe deposit boxes.

          4.1.23 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as specified in Schedule 4.1.23 attached hereto and incorporated by reference herein, TransPacific has not:

                    4.1.23.1 Incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceed $30,000 in amount.

                    4.1.23.2 Discharged or satisfied any security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (A) current liabilities and (B) scheduled payments pursuant to obligations under contracts, agreements, or leases listed in the attached Schedules.

                    4.1.23.3 Mortgaged, pledged, or subjected to lien, charge, security interest, or other encumbrance any of its assets or properties not previously disclosed in any other schedule to this Agreement.

                    4.1.23.4 Sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties.

                    4.1.23.5 Acquired or leased any assets or property of any other.

                    4.1.23.6  Canceled or compromised any debt or claim.

                    4.1.23.7  Waived or released any rights.

                    4.1.23.8 Transferred or granted any rights with respect to know-how or any rights existing under any leases, licenses, agreements, inventions, or any of the Proprietary Rights.

                    4.1.23.9 Granted or made any contract, agreement, promise or commitment to grant any wage, salary or employee benefit increase to, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other person.

                    4.1.23.10 Entered into any collective bargaining agreement or made any commitment or incurred any liability to any labor organization.

                    4.1.23.11 Made any capital expenditure in excess of $50,000 or entered into any commitment therefor.

                    4.1.23.12 Suffered any casualty loss or damage, whether or not such loss or damage is or was covered by insurance.

                    4.1.23.13 Suffered any adverse change in its operations, earnings, assets, liabilities, properties, or business or in its condition (financial or otherwise).

                    4.1.23.14 Changed the nature of its business or its method of doing business.

                    4.1.23.15 Other than in the ordinary course of business, entered into any transaction, contract, or commitment.

                    4.1.23.17 Suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business, or prospects.

                    4.1.23.18 Suffered any material adverse change in its assets or liabilities, in its condition, financial or otherwise, or in its business, properties, earnings or net worth.

          4.1.24 INSIDER TRANSACTIONS. Attached hereto as Schedule 4.1.24, is a true, correct and complete list of the following:

                    4.1.24.1. The amounts and other essential terms of indebtedness or other obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of TransPacific to or from any past or present officer, director, member, stockholder or any person related to, controlling, controlled by or under common control with any of the foregoing ("Control Persons").

                    4.1.24.2 All transactions between each Control Person and TransPacific since TransPacific's date of incorporation, and all proposed or contemplated transactions with each Control Person, together with the essential terms thereof.

          4.1.25 ADVERSE CONDITIONS. Sellers have no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of TransPacific or prevent TransPacific from carrying on its business.

          4.1.26 FULL DISCLOSURE. This Agreement (including the schedules hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Sellers or TransPacific which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or TransPacific's financial condition, results of operations, business, or prospects.

          4.1.27 NEGOTIATIONS WITH OTHER PERSONS. Sellers will not, and will not permit TransPacific, to initiate, encourage the initiation by others, or participate in any discussions or negotiations with any other persons relating to the sale or other disposition of any of the capital stock of TransPacific or any assets of TransPacific and will promptly notify the Purchaser if any person initiates such discussions or negotiations with them or TransPacific.

          4.1.28 NO BROKERAGE. Sellers have not incurred any obligation or liability, contingent or otherwise for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

          4.1.29 CUSTOMERS AND SALES. Neither TransPacific nor the Sellers, have any information, nor are they aware of any facts, indicating that any customer of TransPacific intends to cease doing business with TransPacific or to materially reduce the amount of the business that each such customer is presently doing with TransPacific.

          4.1.30    ENVIRONMENTAL MATTERS.

                    4.1.30.1. COMPLIANCE WITH LAW. Except as specified in
Schedule 4.1.30, and, by this TransPacific, its business and properties, whether leased or owned, and its assets are in compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority, agency or instrumentality, domestic or foreign, including, without limiting the generality of the foregoing, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Act, all applicable state statutes, laws, rules and regulations concerning the same or similar subject matters, and all successor or related legislation, and all other federal, state and local statutes, laws, rules and regulations relating to emissions, discharges, releases or threatened released of pollutants, contaminants or hazardous or toxic substances into ambient air, surface water, groundwater, publicly owned treatment works, septic systems or land or otherwise into the environment or, the use, treatment, storage, disposal, handling, manufacture, sale, transportation or shipment of any hazardous or toxic waste, material, substance or product or by-product or otherwise relating to pollution or the protection of health or the environment (collectively, the "Environmental Laws").

                    4.1.30.2 CONTINUED COMPLIANCE WITH LAW. Except as specified in Schedule 4.1.30.2, there are not past or present conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continual compliance with the Environmental Laws by TransPacific or which may result in any claim, litigation, action, proceeding, hearing or investigation against TransPacific based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants or hazardous or toxic substances (as defined in any Environmental Law). There are no underground storage tanks on any property of TransPacific.

                    4.1.30.3  COMPLIANCE WITH PERMITS. Except as specified in
Schedule 4.1.30.3, TransPacific is in full and complete compliance in the conduct of TransPacific's business with all terms and conditions of any and all required permits, licenses and authorizations, and TransPacific is, also, in full and complete compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables specified by any Environmental Law or specified by any regulation, code, plan, order decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved pursuant thereto.

          4.1.31 OSHA COMPLIANCE. TransPacific has complied with all requirements of the Occupational Safety and Health Act and its California equivalents and regulations promulgated pursuant to any such legislation, the consequences of a violation of which could have a material adverse effect on the operations of TransPacific, and with all orders, judgments, and decrees of any tribunal pursuant to such legislation that apply to the business and properties of TransPacific.

          4.1.32 NO BRIBES OR KICKBACKS. TransPacific has not, directly or indirectly, paid or delivered any fee, commission, or other money, funds, or property, however characterized, to any person, in the United States or any other country, that is in any manner related to the business or operations of TransPacific, and the Sellers, and each of them, do not know and do not have reason to believe that any conduct by TransPacific, the Sellers, or any of them, is or has been illegal pursuant to any federal, state, or local law of the United States or any other country having jurisdiction of such conduct. TransPacific, the Sellers, and each of them, have not participated, directly or indirectly, in any boycott or other similar practice affecting any of the actual or potential customers of TransPacific has at all times done business in an open and ethical manner.

          4.1.33 INVESTMENT INTENT. Sellers are acquiring the Shares for investment only, for the Seller's own account, and not with a view to, for offer for sale or for sale in connection with, the distribution or transfer thereof. The Shares are not being purchased for subdivision or fractionalization thereof; and the Seller has no contract, undertaking, agreement or arrangement with any person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such person any of the Shares, and Seller has no present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

     4.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to Sellers that:

          4.2.1. DUE ORGANIZATION; GOOD STANDING; POWER. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

          4.2.2. AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, have been duly and validly authorized by Purchaser. This Agreement has been duly executed, acknowledged, sealed and delivered by Purchaser and is a legal, valid, and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

          4.2.3. INVESTMENT INTENT. The Purchaser is acquiring the Sellers Shares for investment only, for the Purchaser's own account, and not with a view to, for offer for sale or for sale in connection with, the distribution or transfer thereof. The Sellers Shares are not being purchased for subdivision or fractionalization thereof; and the Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such person any of the Sellers Shares, and the Purchaser has no present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

          4.2.4 BROKERAGE. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

          4.2.5 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will give any person the right to prevent, delay or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to (a) any provision of Purchaser's charter or by-laws; (b) any resolution adopted by the Board of Directors or Shareholders of Purchaser; (c) any legal requirement or order to which Purchaser may be subject; (d) any contract to which Purchaser is a party or by which Purchaser may be bound. Purchaser is not and will not be required to obtain any consent from any person or agency in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

          4.2.6 COMMISSION FILINGS. AMCOR has made available to Sellers copies of AMCOR's (i) annual report for the fiscal year ended August 31, 1996, and (ii) any filings under the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"), since January 1, 1997, in each case as filed with the SEC. AMCOR has filed all reports, registration statements and other documents required to be filed under the Exchange Act and the rules and regulations thereunder, and all such reports, registration statements and other documents complied, in all material respects with the requirements of the Exchange Act. As of their respective dates, the AMCOR annual report and other filings did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

5.   COVENANTS AGAINST COMPETITION.

     5.1. SELLERS' AGREEMENT NOT TO COMPETE. The parties acknowledge that following the consummation of the purchase and sale of the Sellers Shares, the Purchaser will enter into an employment agreements with Gus K. Franklin and Susan K. Franklin (collectively, the "Franklins"). The Purchaser and the Franklins acknowledge and agree that the services of the Franklins will be of a special and unusual character which have a unique value to the Purchaser, the loss of which cannot be adequately compensated by damages in an action at law and, if used in competition with the Purchaser, could cause serious harm to the Purchaser. Additionally, the Franklins and the Purchaser also recognize that an important part of the Franklins' duties will be to develop good will for the Purchaser through the Franklins' personal contact with individual and group subscribers of TransPacific's services, agents and other persons having business relationships with the Purchaser, and that there is a danger that this good will, a proprietary asset of the Purchaser, may follow Gus and Susan Franklin, if and when their relationship with the Purchaser is terminated. Accordingly, Gus and Susan Franklin agree that they shall not, during the time period that they are employed by Purchaser and for a period of two years from the date of the termination of such employment for any reason whatsoever, do any of the following: (i) directly or indirectly, solicit or otherwise contact any person who then receives or has the right to receive or at any prior time received or had the right to receive from TransPacific's or Purchaser's services ("Subscriber") for the purpose of seeking to obtain any such Subscriber as a subscriber to or beneficiary of a similar business conducted by any person other than the Purchaser; (ii) directly or indirectly employ, hire or otherwise engage the services of or associate in any business with any other person who is or has been employed by either the Purchaser, or any affiliate of the Purchaser, unless such other person shall have ceased to be employed by the Purchaser, (as the case may be), or the Affiliate of the Purchaser, for at least one year, or (iii) engage, directly or indirectly, as a proprietor, stock holder, partner, director, of office, employee, independent contractor or otherwise in the business of providing services in competition with Purchaser, in any of the counties of California or any other state, as more particularly set forth in Schedule 5.1, in which Purchaser provides its services on the date the Franklins' employment with the Purchaser is terminated for any reason whatsoever.

     5.2. ENFORCEABILITY. The parties agree that to the extent that any provision or portion of Section 5.1 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties do further agree that any court of competent jurisdiction shall, and the parties do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     5.3. RIGHT TO ENJOIN. As the violation by Gus K. Franklin or Susan K. Franklin of the provisions of Section 5.1 of this Agreement would cause irreparable injury to the Purchaser, and there is no adequate remedy at law for such violation, the Purchaser shall have the right, in addition to any other remedies available at law or in equity, to enjoin Gus K. Franklin or Susan K. Franklin in a court of equity from violating such provisions.

6.   INDEMNIFICATION.

     6.1. TransPacific, Gus K. Franklin and Susan K. Franklin shall jointly and severally defend, indemnify and hold Purchaser its officers, directors, stockholders, representatives, agents, accountants, attorneys, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns harmless, in respect of any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including without limitation, settlement costs and any attorneys' and experts' fees and court costs) of every kind and nature reasonably incurred by Purchaser arising out of, resulting from, or in connection with:

          6.1.1. Any misrepresentation or breach by TransPacific or the Sellers of any representation or warranty specified in this Agreement.

          6.1.2. Any nonfulfillment, failure to comply or breach by TransPacific or the Sellers or either of them, of or with any covenant, promise or agreement of the Sellers or any of Sellers specified in this Agreement.

     6.2. INDEMNIFICATION BY PURCHASER. The Purchaser shall defend indemnify and hold the Sellers and their respective heirs, personal and legal representatives, guardians, successors and assigns harmless from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

          6.2.1. Any misrepresentation omission or breach by Purchaser of any representation or warranty specified in this Agreement.

          6.2.2. Any nonfulfillment, failure to comply or breach by the Purchaser of or with any covenant, promise or agreement of the Purchaser specified in this Agreement.

6.3  CLAIMS FOR INDEMNIFICATION; LIMITATIONS ON INDEMNIFICATION.

          6.3.1 Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification ("Indemnified Party") shall promptly notify the other party ("Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the Indemnifying Party shall not have acknowledged and performed its indemnity obligations after notification of such suit as provided in Section 6.3.2.

          6.3.2 In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party shall timely pay all reasonable attorneys' fees, costs and other expenses as they are incurred by the Indemnified Party in connection with the defense of any such claim or legal proceeding. The Indemnified Party shall be entitled to select capable and qualified counsel to defend any such claim. The Indemnifying Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not acknowledge to the Indemnified Party, in writing, its obligations to indemnify the Indemnified Party with respect to all elements of such claim or does not timely pay all reasonable attorneys' fees, costs and other expenses incurred by the Indemnified Party in connection with such claim, the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

          6.3.3 Each party will fully cooperate with the other in the defense or prosecution of any litigation or proceedings already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of TransPacific prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably


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

incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

     6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant thereto or in connection with the transactions contemplated hereby shall survive the Closing.

7.   MISCELLANEOUS

     7.1 NOTICES. Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (i) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (ii) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

     If to Sellers: TransPacific Environmental Incorporated
          12815 E. Imperial Highway
          Santa Fe Springs, California 90670
          Telephone: 562.906.5220
          Facsimile: 562.906.5226

     If to Purchaser: AMCOR Capital Corporation
          52-300 Enterprise Way
          Coachella, California 92236
          Telephone: 760.398.9520
          Facsimile: 760.398.9530

     7.2 BROKERS. Each of the parties hereto represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the transaction contemplated hereby based upon arrangements made by or on behalf of either of the parties.

     7.3 RECOVERY OF ENFORCEMENT COSTS. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to


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

receive from each losing party such prevailing party's reasonable attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

     7.4 ASSIGNMENT. No party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

     7.5 CAPTIONS AND INTERPRETATIONS. Captions of the articles and sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

     7.6 ENTIRE AGREEMENT. This Agreement and the schedules to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.

     7.7 CHOICE OF LAW AND CONSENT TO JURISDICTION. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of California, without regard to conflicts of law principles. The parties hereby consent in any dispute, action, litigation or other proceeding concerning this Agreement, to the jurisdiction of the courts located in Orange County, California.

     7.8 WAIVER AND MODIFICATION. No modification, supplement or amendment of this Agreement or of any covenant, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     7.9 NUMBER AND GENDER. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity. As used in this Agreement, the word "affiliate," as it relates to a person, shall be defined as and mean a parent, spouse, brother or sister, or natural or adopted lineal descendent or spouse of such descendent of such person, and any proprietorship, corporation, partnership, congregation, organization, firm, estate, association, league, club, society, joint venture, trust or other form of entity in which such person or parent, spouse, brother or sister, or natural or adopted lineal descendent or spouse of such descendent or such person may have an equity interest or in which such person or parent, spouse, brother or sister, or natural or adopted lineal descendent or spouse of such descendent of such person is a proprietor, partner, officer, director, shareholder, employee, consultant, independent contractor, owner, co-venturer, employer, agent, representative, settlor or beneficiary.

     7.10 SEVERABILITY. If any term or provision hereof, or the application thereof to any person, entity or circumstance, shall to any extent be invalid or enforceable in any pertinent jurisdiction, then the remainder hereof shall not be affected thereby but shall be valid and enforceable as if the invalid term or provision were not a part hereof.

     7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will constitute an original, but together shall be construed as one document.

     IN WITNESS WHEREOF the parties have executed this Common Stock Exchange Agreement in duplicate on the date specified in the preamble of this Agreement.

AMCOR Capital Corporation, Delaware corporation

By:    /s/ Fred Behrens
  --------------------------------------
Its: Chief Executive Officer

By:  /s/ Robin E. Swanson
  --------------------------------------
Its: Secretary


TRANSPACIFIC ENVIRONMENTAL, INC., a California corporation

By: /s/ Gus K. Franklin
  --------------------------------------
Its: President

By: /s/ Susan K. Franklin
  --------------------------------------
Its: Secretary


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